UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33993 (Commission File Number)	33-0604557 (I.R.S. Employer Identification No.)

227 Washington Street #300 Conshohocken, Pennsylvania (Address of principal executive offices)		19428 (Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, the Compensation Committee of our Board of Directors (the “Committee”) approved the CardioNet, Inc. Management Incentive Plan (the “MIP”).  The MIP provides for the payment of cash bonuses to members of our management, including our executive officers, tied to individual and corporate performance goals approved by the Committee.  A copy of the MIP is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Under the MIP, the Board of Directors or Committee yearly selects the individual and corporate performance goals for the upcoming year and determines how the achievement of those goals will be measured the amount of the bonuses determined.  For 2008, the Committee determined that the corporate performance measure is earnings per share, as determined by the Committee, and established minimum, target and maximum earnings per share goals.  The Committee also determined that corporate performance would account for 80% of an individual’s bonus eligibility and individual performance would account for 20% of an individual’s bonus eligibility.  However, if actual corporate financial performance is below the minimum goal, no awards will be paid under any element of the MIP.  Between the minimum and the maximum goals, payouts range between 50% of an individual’s target bonus and 200% of an individual’s target bonus.  For our named executive officers, the individual target bonuses approved by the Committee, expressed as a percentage of each person’s base salary, were as follows:

Arie Cohen	90%
Martin Galvan	60%
John Imperato	60%
Anna McNamara	50%
Manny Gerolamo	50%

Also on October 22, 2008, the Committee approved the CardioNet, Inc. Long Term Incentive Plan (the “LTIP”), which provides for annual grants of restricted stock and stock options under the CardioNet 2008 Equity Incentive Plan to members of our management, including our executive officers, based on the achievement of a corporate goal based on adjusted earnings per share, to be determined yearly by the Board or Committee.  A copy of the LTIP is attached hereto as Exhibit 10.3 and incorporated herein by reference.  If corporate financial performance meets the specified earnings per share goal, the participants in the plan will receive awards based on each individual’s target dollar value, which is determined by the Committee.  For our named executive officers, the individual target dollar values approved by the Committee for 2008, expressed as a percentage of each person’s base salary, were as follows:

Arie Cohen	150%
Martin Galvan	75%
John Imperato	75%
Anna McNamara	50%
Manny Gerolamo	50%

One-half of the target dollar value will be converted into a stock option award (based on the Black-Scholes value of the option at the time of grant).  The stock option will have a 10-year term and vest 25% per year on the first 4 anniversaries of the date of grant.  One-half of the dollar value will be converted into a restricted stock award (based on the closing stock price on the date of grant).  The restricted stock award will vest in full on the third anniversary of the date of grant.  Awards will be granted following the determination of the corporate financial performance in each year.  The target dollar values will be adjusted by up to 40% above or below the target dollar value stated above in the event that corporate performance exceeds or does not meet the target earnings per share goal.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	CardioNet, Inc. Management Incentive Plan.

10.2	CardioNet, Inc. Long Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDIONET, INC.

Dated: October 28, 2008	By:	/s/ Martin P. Galvan
	Name:	Martin P. Galvan
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	CardioNet, Inc. Management Incentive Plan.

10.2	CardioNet, Inc. Long Term Incentive Plan.